Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-230432 and 333-228067) of Orchard Therapeutics plc of our report dated March 22, 2019 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
February 27, 2020